District of: Ontario
Division No.: 07 - Hamilton
Court No.: 32-1430598
Estate No.: 32-1430598

In the Matter of the Bankruptcy of:

YUKON GOLD CORP.
Debtor

SCHWARTZ LEVITSKY FELDMAN INC.
Trustee

Ordinary Administration

Date and time of bankruptcy:	November 15, 2010, 14:29	Security:	$0.00
Date of trustee appointment:	November 15, 2010		
Meeting of creditors:	December 02, 2010, 10:00 1167 CALEDONIA ROAD TORONTO, Ontario Canada,		
Chair:	Trustee		

CERTIFICATE OF APPOINTMENT - Section 49 of the Act; Rule 85

I, the undersigned, official receiver in and for this bankruptcy district, do hereby certify that:

- the aforenamed debtor filed an assignment under section 49 of the *Bankruptcy and Insolvency Act*;
- the aforenamed trustee was duly appointed trustee of the estate of the debtor.

The said trustee is required:

- to provide to me, without delay, security in the aforementioned amount;
- to send to all creditors, within five days after the date of the trustee's appointment, a notice of the bankruptcy; and
- when applicable, to call in the prescribed manner a first meeting of creditors, to be held at the aforementioned time and place or at any other time and place that may be later requested by the official receiver.

Date: November 15, 2010, 14:31

E-File/Dépôt Electronique

Official Receiver